UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011 (May 26, 2011)

TITAN ENERGY WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26139	26-0063012
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55820 Grand River Avenue, Suite 100
New Hudson, MI 48165-8713
 (Address of principal executive offices, including zip code)

(248) 446-8557
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7	REGULATION FD

Item 7.01.	Regulation FD Disclosure

On May 26, 2011, Titan Energy Worldwide, Inc. (the “Company”) released certain investor presentation slides containing the information included in Exhibit 99.1 to this report that will be distributed as part of investor meetings currently being undertaken by the Company.

Cautionary Statements regarding Presentation

This filing contains historical information as well as estimates and other forward-looking statements (that is, statements that are not historical facts) that are based on assumptions and on anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents the Company files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The Company expressly disclaims any obligation to update the presentation contained in Exhibit 99.1 of this Report and cautions that the information is only accurate on the date of filing. The inclusion of any data or statements in this presentation does not signify that the information is considered material.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

No.	Description

99.1	Presentation by Titan Energy Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: May 26, 2011	TITAN ENERGY WORLDWIDE, INC.

	By:	/s/ Jeffrey Flannery
Jeffrey Flannery
Chairman and CEO

EXHIBIT INDEX

No.	Description

99.1	Presentation by Titan Energy Worldwide, Inc.